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United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TransAlta Corporation
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English (if applicable))

Canada
(Province or other jurisdiction of incorporation or organization)

4911
(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable
(I.R.S. Employer Identification Number (if applicable))

110-12th Avenue S.W., Box 1900, Station "M", Calgary, Alberta, Canada, T2P 2M1, (403) 267-7110
(Address and telephone number of Registrant's principal executive offices)

TransAlta Centralia Generation LLC, 913 Big Hanaford Road, Centralia, Washington 98531-9101, (360) 330-8128
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Maryse C. St.-Laurent TransAlta Corporation Box 1900, Station "M" 110-12th Avenue S.W. Calgary, Alberta Canada T2P 2M1 (403) 267-7110	Mark G. Eade McCarthy Tétrault LLP Suite 3300, 421-7th Avenue S.W. Calgary, Alberta Canada T2P 4K9 (403) 260-3657	Robert A. Zuccaro Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(3)

Common Shares(2)
First Preferred Shares
Debt Securities
Subscription Receipts
Warrants

Total	$1,000,000,000			$71,300

         Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus and relates to registration statement nos. 333-137846, 333-155243 and 333-162418 previously filed by the registrant on Form F-10 and declared effective on October 16, 2006, November 18, 2008 and October 19, 2009, respectively. This registration statement, which is a new registration statement, also constitutes a post-effective amendment to registration statement nos. 333-137846, 333-155243 and 333-162418, and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

(1)
Estimated solely for the purpose of calculating the amount of the registration fee. There are being registered under this registration statement such indeterminate number of common shares of the Registrant, such indeterminate number of first preferred shares of the Registrant, such indeterminate principal amount of debt securities of the Registrant and such indeterminate number of warrants of the Registrant as shall have an aggregate initial offering price not to exceed $1,000,000,000. If any debt securities are issued at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $1,000,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this registration statement. The aggregate maximum public offering price of all offered securities issued pursuant to this registration statement will not exceed $1,000,000,000. Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to (a) $200,000,000 of securities previously registered but unsold pursuant to registration statement no. 333-155243 filed by the Registrant on Form F-10 on November 10, 2008 (the "November 2008 Shelf") for which a filing fee of $7,860 was previously paid (b) $572,026,272 of securities previously registered but unsold pursuant to registration statement no. 333-162418 filed by the Registrant on Form F-10 on October 9, 2009, for which a filing fee of $31,919 was previously paid. In accordance with Rule 457(p), the previously paid amounts, plus an additional $14,200, representing the excess of (a) the $53,500 filing fee (relating to $500,000,000 of securities previously registered but unsold pursuant to registration statement no. 333-137846 filed by the Registrant on Form F-10 on October 5, 2006) which $53,500 was transferred on November 11, 2008 in connection with the filing of the November 2008 Shelf over (b) the $39,300 filing fee due on the November 2008 Shelf, offset a portion of the total filing fee otherwise due. The balance of $17,321 is being paid in connection with the filing of this registration statement.

(2)
Includes associated common share purchase rights.

(3)
Calculated pursuant to Section 6(b) of the Securities Act and Rule 457(o).

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I — INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Base Shelf Prospectus

Subject to completion, dated November 8, 2010

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	November , 2010

TRANSALTA CORPORATION
US$1,000,000,000

Common Shares
First Preferred Shares
Warrants
Subscription Receipts
Debt Securities

We may from time to time offer and issue (i) common shares ("Common Shares"), (ii) first preferred shares ("First Preferred Shares"), (iii) warrants to purchase Common Shares, First Preferred Shares or other securities ("Warrants"), (iv) subscription receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share ("Subscription Receipts"), or (v) debt securities (the "debt securities"), (the Common Shares, First Preferred Shares, Warrants, Subscription Receipts and debt securities are collectively referred to herein as the "Securities") up to an aggregate initial offering price of US$1,000,000,000 (or its equivalent in any other currency or currency unit used to denominate the Securities) during the 25 month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains valid.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering is made by a Canadian issuer that is permitted, under the multi-jurisdictional disclosure system adopted in the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein by reference have been prepared in accordance with Canadian generally accepted accounting principles which are in effect from time to time in Canada ("Canadian GAAP") and are subject to Canadian auditing and auditor independence standards. As a result, such financial statements may not be comparable to financial statements of United States companies. See "About this Prospectus".

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada. Such tax consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement (as defined herein). You should read the tax discussion under "Certain Income Tax Considerations" and in any applicable Prospectus Supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated and organized under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

(continued on next page)

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The specific terms of any offering of Securities will be set forth in a prospectus supplement or supplements (each, a "Prospectus Supplement") including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered and the offering price; (ii) in the case of First Preferred Shares, the designation of the particular series, the number of First Preferred Shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms of the First Preferred Shares; (iii) in the case of Warrants, the designation, number and terms of the Common Shares, First Preferred Shares or other securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency or currency unit in which the Warrants are issued and any other specific terms of the Warrants; (iv) in the case of the Subscription Receipts, the number of Subscription Receipts offered, the offering price, the terms, conditions and procedures for the conversion of such Subscription Receipts into Common Shares and any other specific terms of the Subscription Receipts; and (v) in the case of debt securities, the specific designation of the debt securities, any limit on the aggregate principal amount of the debt securities, the currency or currency unit, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any interest rate, any terms of redemption, any conversion or exchange rights and any other specific terms of the debt securities. We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Securities that are not within the options and parameters set forth in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement before you invest in any Securities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained or incorporated by reference in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

Our Common Shares are listed on the Toronto Stock Exchange ("TSX") under the symbol "TA" and on the New York Stock Exchange ("NYSE") under the symbol "TAC". On November 5, 2010, the closing price of the Common Shares on the TSX was $20.63 and on the NYSE was US$20.65. There is currently no market through which the First Preferred Shares, Warrants, Subscription Receipts or debt securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Investing in the Securities involves risks. See "Risk Factors" in this Prospectus and in any applicable Prospectus Supplement.

We may sell the Securities to or through underwriters or dealers purchasing as principals, directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of offering of such Securities.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds the gross proceeds paid by the underwriter, dealer or agent to us and the price at which the Securities will be offered and sold may vary as between purchasers during the distribution period.

In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

Our head and registered office is located at 110 - 12th Avenue S.W., Calgary, Alberta, T2R 0G7.

 TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
DOCUMENTS INCORPORATED BY REFERENCE	2
CERTAIN AVAILABLE INFORMATION	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
TRANSALTA CORPORATION	5
USE OF PROCEEDS	6
CHANGES IN CONSOLIDATED CAPITALIZATION	7
EARNINGS COVERAGE RATIOS	7
DESCRIPTION OF SHARE CAPITAL	8
DESCRIPTION OF WARRANTS	11
DESCRIPTION OF SUBSCRIPTION RECEIPTS	12
DESCRIPTION OF DEBT SECURITIES	13
PRIOR SALES	26
MARKET FOR COMMON SHARES	27
CERTAIN INCOME TAX CONSIDERATIONS	28
PLAN OF DISTRIBUTION	28
RISK FACTORS	29
LEGAL MATTERS	29
EXPERTS	29
INTEREST OF EXPERTS	29
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	29
ENFORCEMENT OF CIVIL LIABILITIES	30
CONSENT OF ERNST & YOUNG LLP	31

ABOUT THIS PROSPECTUS

        In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. "U.S. dollars" or "US$" means lawful currency of the United States. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus or included in any Prospectus Supplement is determined using Canadian GAAP. "U.S. GAAP" means generally accepted accounting principles which are in effect from time to time in the United States. The significant differences between Canadian GAAP and U.S. GAAP are summarized in the reconciliations to U.S. GAAP of TransAlta's consolidated financial statements as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009 and of TransAlta's unaudited consolidated interim financial statements as at and for the three and nine month periods ended September 30, 2010 and 2009, all of which are incorporated by reference in this Prospectus. Unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to "TransAlta", the "Corporation", "we", "us" and "our" mean TransAlta Corporation and its consolidated subsidiaries including any consolidated partnerships of which the Corporation or any of its subsidiaries are partners.

        This Prospectus provides a general description of the Securities that we may offer. Each time we offer and sell Securities under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under "Documents Incorporated by Reference" and "Certain Available Information".

        All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus.

        You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement on Form F-10 of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted by law. You should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of those documents as our business, operating results, financial condition and prospects may have changed since that date.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents of the Corporation, filed with the securities commissions or similar authorities in each of the provinces of Canada and with the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Prospectus:

  (a)
  consolidated financial statements as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, the notes thereto, the auditors' report thereon and the auditors' report on our internal control over financial reporting;

  (b)
  management's discussion and analysis of financial condition and results of operations as at and for the year ended December 31, 2009 ("Annual MD&A");

  (c)
  annual information form dated February 24, 2010 (the "Annual Information Form") for the year ended December 31, 2009;

  (d)
  management proxy circular dated March 11, 2010 prepared in connection with the Corporation's annual and special meeting of shareholders held on April 29, 2010;

  (e)
  unaudited consolidated interim financial statements as at and for the three and nine month periods ended September 30, 2010 and 2009 and the notes thereto;

  (f)
  management's interim discussion and analysis of the financial condition and results of operations as at and for the three and nine month periods ended September 30, 2010;

  (g)
  reconciliation to U.S. GAAP of the consolidated financial statements as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009 and the auditors' report thereon; and

  (h)
  reconciliation to U.S. GAAP of the unaudited consolidated interim financial statements as at and for the three and nine month periods ended September 30, 2010 and 2009.

        Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 Short Form Prospectus Distributions ("NI 44-101") of the Canadian

Securities Administrators, including any documents of the type referred to above, material change reports (excluding confidential material change reports) and business acquisition reports subsequently filed by the Corporation with any securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into this Prospectus. These documents are available through the internet on the System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com. In addition, any documents filed by the Corporation with the SEC, including filings on Form 6-K or Form 40-F, pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such filings. The Corporation's reports on Form 6-K, and beginning with its Form 40-F for the year ended December 31, 2001, its annual reports on Form 40-F, are available on the SEC's website at www.sec.gov.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Upon a new annual information form and related annual audited comparative consolidated financial statements and accompanying management's discussion and analysis being filed by the Corporation with, and where required, accepted by, the applicable securities regulatory authorities during the term of this Prospectus, the previous annual information form, the previous annual audited financial statements and accompanying management's discussion and analysis, all interim financial statements and accompanying management's discussion and analysis, all material change reports and all business acquisition reports filed by the Corporation prior to the commencement of the financial year of the Corporation in which the new annual information form and related annual audited comparative consolidated financial statements and accompanying management's discussion and analysis are filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, all interim financial statements and accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

        Updated earnings coverage ratios will be filed quarterly with the applicable securities regulatory authorities either as Prospectus Supplements or as exhibits to the Corporation's interim unaudited comparative consolidated financial statements and annual audited comparative consolidated financial statements and will be deemed to be incorporated by reference in this Prospectus for the purposes of the offering of the Securities.

        A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the distribution of the Securities covered by such Prospectus Supplement.

        Copies of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) may be obtained on request without charge from the Vice-President and Corporate Secretary of TransAlta, 110 - 12th Avenue S.W., Calgary, Alberta, Canada, T2P 0G7, Telephone (403) 267-7110.

        Prospective investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included or incorporated by reference in the registration statement of which this Prospectus forms a part. The Corporation has not authorized anyone to provide prospective investors with different or additional information. The Corporation is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.

 CERTAIN AVAILABLE INFORMATION

        The Corporation has filed with the SEC under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), a registration statement on Form F-10 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are incorporated by reference in or contained in the exhibits to such registration statement as permitted or required by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are only summaries, and in each instance, reference is made to the exhibit, if applicable, for a more complete description of the relevant matter, each such statement being qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the registration statement on Form F-10 may be inspected and copied at the public reference facilities maintained at the offices of the SEC described below.

        The Corporation is subject to the information requirements of the United States Securities and Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and in accordance therewith, files reports and other information with the SEC. Under the multi-jurisdictional disclosure system adopted in the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Under the U.S. Exchange Act, the Corporation is not required to publish financial statements as promptly as United States companies. Such reports and other information may be inspected without charge, and copied upon payment of prescribed fees, at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and are also are available on the SEC's website at www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus, including the documents incorporated by reference herein, contains both historical and forward-looking statements. All forward-looking statements are based on our beliefs as well as assumptions based on information available at the time the assumption was made and on management's experience and perception of historical trends, current conditions and expected further developments as well as other factors deemed appropriate in the circumstances. These forward-looking statements are not facts, but only predictions and generally can be identified by the use of statements that include phrases such as "may", "will", "believe," "expect," "anticipate," "intend," "plan," "foresee", "potential", "enable", "continue" or other words or phrases of similar import. Similarly, statements that describe the Corporation's objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those currently anticipated. In addition to the forward-looking statements contained in the documents incorporated by reference herein, this Prospectus contains, without limitation, forward-looking statements pertaining to the following: anticipated capacities of electricity generating facilities under construction; and certain terms of the Securities and any offering made under this Prospectus.

        With respect to forward-looking statements contained in this Prospectus, we have made assumptions regarding, among other things: our ability to complete current construction projects according to planned specifications; our current construction projects when complete will operate as expected; our ability to maintain our existing operations; our ability to obtain financing on acceptable terms; and that terms of future offerings will be on the terms and conditions consistent with the current industry standards.

        Certain factors that could materially affect these forward-looking statements are described below and are incorporated by reference in this Prospectus, as described under "Risk Factors" in this Prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this document are made only as of the date of this Prospectus and the Corporation does not undertake to publicly update these forward-looking statements to reflect new information, future events or otherwise, except as required by applicable laws. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. The Corporation cannot assure you that projected results or events will be achieved.

        Factors that may adversely impact the Corporation's forward-looking statements include risks relating to: fluctuations in market prices and availability of fuel supplies required to generate electricity and in the price of electricity; the regulatory and political environments in the jurisdictions in which the Corporation operates; environmental requirements and changes in, or liabilities under, these requirements; changes in general economic conditions including interest rates; operational risks involving the Corporation's facilities, including unplanned outages at such facilities; execution and capital cost risks relating to the Corporation's development and construction projects; disruptions in the transmission and distribution of electricity; effects of weather; disruptions in the source of fuels, water, wind or biomass required to operate the Corporation's facilities; natural disasters; equipment failure; energy trading risks; industry risk and competition; fluctuations in the value of foreign currencies and foreign political risks; need for additional financing; liquidity risk; structural subordination of securities; counterparty credit risk; insurance coverage; the Corporation's provision for income taxes; legal proceedings involving the Corporation; reliance on key personnel; labour relations matters; development projects and acquisitions; and absence of a public market for certain of the Securities offered under this Prospectus. The foregoing risk factors, among others, are described in further detail under the heading "Risk Factors" in this Prospectus and in the documents incorporated by reference in this Prospectus, including the Annual MD&A and the Annual Information Form.

TRANSALTA CORPORATION

        TransAlta is a corporation amalgamated under the Canada Business Corporations Act. The registered office and principal place of business of TransAlta are located at 110 - 12th Avenue S.W., Calgary, Alberta, Canada, T2R 0G7. For further information on the intercorporate relationships among TransAlta and its subsidiaries, please see "Corporate Structure — Intercorporate Relationships" in the Annual Information Form.

        TransAlta and its predecessors have been engaged in the production and sale of electric energy since 1909. The Corporation is among Canada's largest non-regulated electric generation and energy marketing companies with an aggregate net ownership interest of approximately 8,563 megawatts ("MW") of generating capacity operating in facilities having approximately 10,365 MW of aggregate generating capacity(1). In addition, the Corporation has facilities under construction with a net ownership interest of

427 MW of generating capacity in facilities designed to have aggregate generating capacity of 652 MW as well as a net ownership interest of approximately 1,405 MW generating capacity in advanced-stage development. The Corporation is focused on generating electricity in Canada, the United States and Australia through its diversified portfolio of facilities fuelled by coal, gas, hydroelectric, wind, geothermal and biomass resources.

(1)
TransAlta measures capacity as the net maximum capacity that a unit can sustain over a period of time, which is consistent with industry standards. All capacity amounts are as of the date of this Prospectus and represent capacity owned and operated by the Corporation unless otherwise indicated.

        In Canada, the Corporation holds a net ownership interest of approximately 6,248 MW of electrical generating capacity in thermal, gas-fired, wind-powered, hydroelectric and biomass facilities, including 5,029 MW in Western Canada, 1,040 MW in Ontario, 99 MW in Québec and 80 MW in New Brunswick.

        In the United States, the Corporation's principal facilities include a 1,376 MW thermal facility and a 248 MW gas fired facility, both located in Centralia, Washington, which supply electricity to the Pacific Northwest. The Corporation holds a 50% interest in CE Generation, LLC ("CE Generation"), through which it has an aggregate net ownership interest of approximately 385 MW of generating capacity in geothermal facilities in California and gas fired facilities in Texas, Arizona and New York. The Corporation also has 6 MW of electrical generating capacity through hydroelectric facilities located in Washington and Hawaii.

        In Australia, the Corporation has 300 MW of net electrical generating capacity from gas-fired generation facilities.

        The Corporation regularly reviews its operations in order to optimize its generating assets and evaluates appropriate growth opportunities. The Corporation has in the past and may in the future make changes and additions to its fleet of coal, gas, hydro, wind, geothermal and biomass fuelled facilities.

        The Corporation is organized into two business segments: Generation and Commercial Operations and Development. The Generation group is responsible for constructing, operating and maintaining electricity generation facilities. The Commercial Operations and Development group is responsible for managing the sale of production, purchases of natural gas, transmission capacity and market risks associated with the Corporation's generation assets and for non asset backed trading activities. Both segments are supported by a corporate group that provides finance, treasury, legal, regulatory, environmental, health and safety, sustainable development, corporate communications, government relations, information technology, human resources, internal audit, and other administrative support.

USE OF PROCEEDS

        Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the repayment of indebtedness and the financing of the Corporation's long-term investment plan. The amount of net proceeds to be used for any such purpose will be set forth in the applicable Prospectus Supplement. The Corporation expects that it may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

 CHANGES IN CONSOLIDATED CAPITALIZATION

        Other than the effect of changes in foreign currency exchange rates on U.S. dollar denominated loans, there have been no material changes in our consolidated share or debt capitalization during the period from September 30, 2010 through the date of this Prospectus.

        The following table sets forth the consolidated capitalization of the Corporation as at December 31, 2009 and September 30, 2010, and indicates increases or decreases in applicable amounts between those two dates. This table should be read in conjunction with the consolidated financial statements of the Corporation as at and for the year ended December 31, 2009 and the unaudited consolidated interim financial statements of the Corporation as at and for the three and nine month periods ended September 30, 2010, all of which have been incorporated by reference herein.

	As at December 31, 2009	As at September 30, 2010	Increase/Decrease
	(in millions, except Common Share amounts)
Current Portion of Long-Term Debt(1)	$31	$256	$225
Less: Cash and Cash Equivalents	82	80	(2)

	(51)	176	(227)
Long-Term Debt
Recourse	3,857	3,887	30
Non-Recourse(2)	554	541	(13)
Non-Controlling Interests(3)	478	439	(39)
Common Shareholders' Equity
Common Shares	2,169	2,194	25
	(218,404,442 Common Shares)	(219,542,527 Common Shares)	(1,138,085 Common Shares)
Retained Earnings	634	600	(34)
Accumulated Other Comprehensive Income	126	278	152

Total Common Shareholders' Equity	2,929	3,072	143

Total Capitalization	7,767	8,115	348

Notes:

(1)
Includes a $225 million maturity in June, 2011.

(2)
Includes the Corporation's share of debt in TransAlta Cogeneration L.P., CE Generation, Wailuku Holding Company LLC and all the debt of Canadian Hydro Developers, Inc., which is non-recourse to the Corporation.

(3)
TransAlta Generation Partnership, a wholly-owned subsidiary of the Corporation, holds a direct 50.00% interest in TransAlta Cogeneration, L.P. TransAlta Cogeneration Ltd., which is a wholly-owned subsidiary of the Corporation and the general partner of TransAlta Cogeneration, L.P., hold a 0.01% interest in TransAlta Cogeneration, L.P. and the remaining 49.99% interest is held by Stanley Power Inc. CE Generation holds a 75% interest in the 240 MW Saranac gas-fired plant in Plattsburg, New York, and the Corporation holds an indirect 50% interest in CE Generation.

EARNINGS COVERAGE RATIOS

        The following coverage ratios have been prepared in accordance with Canadian securities law requirements and are included in this Prospectus in accordance with Canadian disclosure requirements.

        The following sets forth the Corporation's earnings coverage ratios calculated for the twelve month period ended December 31, 2009, and the twelve month period ended September 30, 2010. The earnings coverage ratios set forth below: (i) do not give effect to the issue of any Securities pursuant to this Prospectus; and (ii) do not purport to be indicative of earnings coverage ratios for any future periods. The earnings coverage ratios have been calculated based on information prepared in accordance with Canadian GAAP.

Twelve month period ended
	December 31, 2009	September 30, 2010
Earnings coverage on long-term debt(1)	1.9 times	1.9 times

Note:

(1)
Earnings coverage on long-term debt on a net earnings basis is equal to net earnings plus net interest expense and income taxes divided by net interest expense excluding capitalized interest. For purposes of calculating the earnings coverage ratios set forth herein, long-term debt includes the current portion of long-term debt and does not include any amounts with respect to securities that may be issued under this Prospectus.

        TransAlta evaluates its performance using a variety of measures. Earnings coverage discussed above is not defined under Canadian GAAP and therefore should not be considered in isolation or as an alternative to, or more meaningful than, net earnings as determined in accordance with Canadian GAAP as an indicator of the Corporation's financial performance or liquidity. This measure is not necessarily comparable to a similarly titled measure of another company. Net earnings has been calculated on a consistent basis for the twelve month period ended December 31, 2009 and the twelve month period ended September 30, 2010.

DESCRIPTION OF SHARE CAPITAL

General

        As of the date of this Prospectus, the Corporation's authorized share capital consists of an unlimited number of Common Shares and an unlimited number of First Preferred Shares, issuable in series. As at October 31, 2010, 220,335,458 Common Shares were outstanding and no First Preferred Shares were outstanding.

Common Shares

        The following description is subject to, and qualified by reference to, the terms and provisions of the Corporation's articles and by-laws.

        Each Common Share of the Corporation entitles the holder thereof to one vote for each Common Share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors, subject to prior satisfaction of preferential dividends applicable to any First Preferred Shares, and to participate rateably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the First Preferred Shares. The Common Shares are not convertible and are not entitled to any pre-emptive rights. The Common Shares are not entitled to cumulative voting.

        The transfer agent and registrar for the Common Shares in Canada is CIBC Mellon Trust Company at its principal transfer offices in Vancouver, British Columbia, Calgary, Alberta, Winnipeg, Manitoba, Toronto, Ontario and Montreal, Quebec. The transfer agent and registrar for the Common Shares in the United States is BNY Mellon Shareowner Services at its principal office in New York, New York.

        The Common Shares offered pursuant to this Prospectus may include Common Shares issuable upon conversion or exchange of any First Preferred Shares of any series or upon exercise of any Warrants or upon conversion of any Subscription Receipts.

First Preferred Shares

        The Corporation is authorized to issue an unlimited number of First Preferred Shares, issuable in series and, with respect to each series, the board of directors is authorized to fix the number of shares comprising the series and determine the designation, rights, privileges, restrictions and conditions attaching to such shares, subject to certain limitations.

        The First Preferred Shares of all series rank senior to all other shares of the Corporation with respect to priority in payment of dividends and with respect to distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital. Holders of First Preferred Shares are entitled to receive cumulative quarterly dividends on the subscription price thereof as and when declared by the board of directors at the rate established by the board of directors at the time of issue of shares of a series. No dividends may be declared or paid on any other shares of the Corporation unless all cumulative dividends accrued upon all outstanding First Preferred Shares have been paid or declared and set apart. In the event of the liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital, no sum shall be paid or assets distributed to holders of other shares of the Corporation until the holders of First Preferred Shares shall have been paid the subscription price of the shares, plus a sum equal to the premium payable on a redemption, plus a sum equal to the arrears of dividends accumulated on the First Preferred Shares to the date of such liquidation, dissolution, winding up, or reduction of stated capital, as applicable. After payment of such amount, the holders of First Preferred Shares shall not be entitled to share further in the distribution of the assets of the Corporation.

        The directors may include in the share conditions attaching to a particular series of First Preferred Shares certain voting rights effective upon the Corporation failing to make payment of six quarterly dividend payments, whether or not consecutive. These voting rights continue for so long as any dividends remain in arrears. These voting rights are the right to one vote for each $25 of subscription price on all matters in respect of which shareholders vote, and additionally, the right of all series of First Preferred Shares, voting as a combined class, to elect two directors of the Corporation if the board of directors then consists of less than 16 directors, or three directors if the board of directors consists of 16 or more directors. Otherwise, except as required by law, the holders of First Preferred Shares shall not be entitled to vote or to receive notice of or to attend at any meeting of the shareholders of the Corporation.

        Subject to the share conditions attaching to any particular series providing to the contrary, the Corporation may redeem First Preferred Shares of a series, in whole or from time to time in part, at the redemption price applicable to each series and the Corporation has the right to acquire any of the First Preferred Shares of one or more series by purchase for cancellation in the open market or by invitation for tenders at a price not to exceed the redemption price applicable to the series.

        The Prospectus Supplement will set forth the following terms relating to the First Preferred Shares being offered:

  •
  the maximum number of First Preferred Shares;

  •
  the designation of the series;

  •
  the offering price;

  •
  the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

  •
  the price and the terms and conditions for redemption, if any, including redemption at TransAlta's option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

  •
  the terms and conditions, if any, for conversion or exchange for shares of any other class of TransAlta or any other series of First Preferred Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  whether such First Preferred Shares will be listed on any securities exchange;

  •
  the voting rights, if any; and

  •
  any other rights, privileges, restrictions, or conditions.

        First Preferred Shares will be fully paid and non-assessable upon issuance. The First Preferred Shares of any series may be represented, in whole or in part, by one or more global certificates. If First Preferred Shares are represented by a global certificate, each global certificate will:

  •
  be registered in the name of a depositary or a nominee of the depositary identified in the applicable Prospectus Supplement; and

  •
  be deposited with such depositary or nominee or a custodian for the depositary.

Related Party Articles Provisions

        The articles of the Corporation contain provisions restricting the ability of the Corporation to enter into a "Specified Transaction" with a "Major Shareholder". A Specified Transaction requires the approval of a majority of the votes cast by holders of voting shares of the Corporation, as well as the approval of a majority of the votes cast by holders of such voting shares, excluding any Major Shareholder. A Major Shareholder generally means the beneficial owner of more than 20% of the outstanding voting shares of the Corporation. There is a broad definition of beneficial ownership, and in particular, a person is considered to beneficially own shares owned by its associates and affiliates, as those terms are defined in the articles. Transactions which are considered to be Specified Transactions include the following: a merger or amalgamation of the Corporation with a Major Shareholder; the furnishing of financial assistance by the Corporation to a Major Shareholder; certain sales of assets or provision of services by the Corporation to a Major Shareholder or vice versa; certain issuances of securities by the Corporation which increase the proportionate voting interest of a Major Shareholder; a reorganization or recapitalization of the Corporation which increases the proportionate voting interest of a Major Shareholder; and the creation of a class or series of non-voting shares of the Corporation which has a residual right to participate in earnings of the Corporation and assets of the Corporation upon dissolution or winding up.

Shareholder Rights Plan

        The Corporation implemented a shareholder rights plan (the "Rights Plan") pursuant to a Shareholder Bid Approval Plan Agreement (the "Rights Plan Agreement") dated as of October 13, 1992 between the Corporation and CIBC Mellon Trust Company. The holders of Common Shares reconfirmed the Rights Plan and approved the amendment and restatement, as of April 29, 2010, of the Rights Plan Agreement at the annual and special meeting of shareholders of the Corporation held on April 29, 2010. For further particulars, reference should be made to the Rights Plan Agreement, as amended and restated. A copy of the Rights Plan Agreement may be obtained by contacting the Vice President and Corporate Secretary, TransAlta Corporation, 110 - 12th Avenue S.W., Calgary, Alberta T2P 0G7; telephone: (403) 267-7110; fax (403) 267-2590; or by email: investorrelations@transalta.com. A copy of the Rights Plan Agreement can also be accessed on SEDAR at www.sedar.com and on the SEC's website at www.sec.gov.

 DESCRIPTION OF WARRANTS

General

        The Corporation may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between the Corporation and a warrant agent that the Corporation will name in the applicable Prospectus Supplement.

        Selected provisions of the Warrants and the warrant agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.

        The Prospectus Supplement will set forth the following terms relating to the Warrants being offered:

  •
  the designation of the Warrants;

  •
  the aggregate number of Warrants offered and the offering price;

  •
  the designation, number and terms of the Common Shares, First Preferred Shares or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price of the Warrants;

  •
  the dates or periods during which the Warrants are exercisable;

  •
  the designation and terms of any securities with which the Warrants are issued;

  •
  if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

  •
  the currency or currency unit in which the exercise price is denominated;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  whether such Warrants will be listed on any securities exchange;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants; and

  •
  any other terms of the Warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

Modifications

        The Corporation may amend the warrant agreements and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants. Other amendment provisions shall be as indicated in the Prospectus Supplement.

Enforceability

        The warrant agent will act solely as the Corporation's agent. The warrant agent will not have any duty or responsibility if the Corporation defaults under the warrant agreements or the warrant certificates. A

Warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Corporation may issue Subscription Receipts, independently or together with other securities. Subscription Receipts will be issued under one or more subscription receipt agreements.

        A Subscription Receipt is a security of the Corporation that will entitle the holder to receive one Common Share upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. After the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts will not have any rights of shareholders of the Corporation. Holders of Subscription Receipts are only entitled to receive Common Shares upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

        Selected provisions of the Subscription Receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any subscription receipt agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

        The Prospectus Supplement will set forth the following terms relating to the Subscription Receipts being offered:

  •
  the designation of the Subscription Receipts;

  •
  the aggregate number of Subscription Receipts offered and the offering price;

  •
  the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Common Shares;

  •
  the number of Common Shares that may be obtained upon the conversion of each Subscription Receipt and the period or periods during which any conversion must occur;

  •
  the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

  •
  the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon;

  •
  the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

  •
  whether such Subscription Receipts will be listed on any securities exchange;

  •
  any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

  •
  any other material terms and conditions of the Subscription Receipts.

 DESCRIPTION OF DEBT SECURITIES

        In this section, the terms "Corporation" and "TransAlta" refer only to TransAlta Corporation without its subsidiaries through which it operates. The following description sets forth certain general terms and provisions of the debt securities. The Corporation will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a Prospectus Supplement. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

        The debt securities will be issued under an indenture (the "Indenture") dated as of June 25, 2002 between TransAlta and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee (the "Trustee"). The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. The Indenture has been filed as an exhibit to the registration statement of which this Prospectus is a part and is available as described above under "Certain Available Information". The following is a summary of the Indenture. Whenever there are references to particular provisions of the Indenture, those provisions are qualified in their entirety by reference to the Indenture. References in parentheses are to section numbers of the Indenture.

        The Corporation may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture. It provides that debt securities will be in registered or bearer form, may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. Material Canadian and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than Canadian or U.S. dollars, will be described in the Prospectus Supplement relating to the offering of debt securities.

        The Prospectus Supplement will set forth the following terms relating to the debt securities being offered:

  •
  the specific designation and any limit on the aggregate principal amount of the debt securities;

  •
  the extent and manner, if any, to which payment on or in respect of the debt securities will be senior or will be subordinated to the prior payment of other liabilities and obligations of TransAlta;

  •
  the percentage or percentages of principal amount at which the debt securities will be issued;

  •
  the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

  •
  the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any (or the manner of calculation thereof) and the date or dates from which such interest will accrue;

  •
  the dates on which any interest will be payable and the regular record dates for the payment of interest on debt securities in registered form;

  •
  the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

  •
  the currency or currency unit in which the debt securities are denominated or in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities will be payable;

  •
  whether debt securities will be issuable in the form of one or more global securities and if so the identity of the depository for the global securities;

  •
  any mandatory or optional sinking fund provisions;

  •
  the period or periods, if any, within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which, the debt securities may be redeemed or purchased by TransAlta;

  •
  the terms and conditions, if any, upon which TransAlta or the purchaser may redeem debt securities prior to maturity and the price or prices at which and the currency or currency unit in which the debt securities are payable;

  •
  any index used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities;

  •
  the terms, if any, on which the debt securities may be converted or exchanged for other securities of TransAlta or other entities;

  •
  whether and under what circumstances TransAlta will pay additional amounts on the debt securities in respect of certain taxes (and the terms of any such payment) and, if so, whether TransAlta has the right to redeem the debt securities of any series rather than pay the additional amounts (and terms of any such right);

  •
  any other terms of the debt securities including covenants and Events of Default which apply solely to a particular series of debt securities being offered which do not apply generally to the debt securities, or any covenants or Events of Default generally applicable to debt securities which do not apply to a particular series of debt securities;

  •
  whether such debt securities will be listed on any securities exchange;

  •
  whether the debt securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both; and

  •
  if other than denominations of US$1,000 and any integral multiple thereof, the denominations in which any registered securities of the series shall be issuable and, if applicable the denomination of any bearer securities (Section 3.1).

        Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holders the right to tender debt securities to TransAlta for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest, in the event TransAlta should become involved in a highly leveraged transaction or in the event of a change in control of TransAlta.

        Debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may be offered and sold at a discount below their stated principal amount (Section 3.1). The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the applicable Prospectus Supplement.

        Unless otherwise indicated in the applicable Prospectus Supplement, TransAlta may, without the consent of the holders thereof reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable Prospectus Supplement, the debt securities will be unsecured obligations and will rank equally with all of the Corporation's other unsecured and unsubordinated indebtedness. TransAlta conducts a significant amount of its operations through its subsidiaries. As at September 30, 2010, TransAlta's subsidiaries had outstanding $604 million aggregate principal amount of long-term debt (excluding intercompany indebtedness). The debt securities issued under this Prospectus will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness of TransAlta's subsidiaries.

Form, Denominations and Exchange

        Debt securities of a series are issuable as registered securities in denominations of US$1,000 and integral multiples of US$1,000 or in such other denominations as may be set out in the terms of the debt securities of any particular series (Section 3.2). The Indenture also provides that debt securities of a series may be issuable in global form (Section 3.1).

        Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations (Section 3.5).

        The applicable Prospectus Supplement may indicate the places to register a transfer of debt securities. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the debt securities, but the Corporation may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions (Section 3.5).

        The Corporation shall not be required to: (i) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or (iii) issue, register the transfer of or exchange any debt securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid (Section 3.5).

        Under limited circumstances, the Corporation may issue debt securities in bearer form, in which case the applicable Prospectus Supplement will contain information regarding form, denomination and exchange of those bearer securities.

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on debt securities (other than global securities) will be made at the office or agency of the Trustee, at One Wall Street, New York, New York, 10286, or the Corporation can pay principal, interest and any premium by (i) cheque, mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or (ii) wire transfer to an account located in the United States of the person entitled to receive payments (Sections 3.7, 10.1 and 10.2).

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Corporation (Section 3.7).

Global Securities

        The registered debt securities of a series may be issued in whole or in part in global form (a "Global Security") and will be registered in the name of and be deposited with a depository (the "Depositary"), or its nominee, each of which will be identified in the Prospectus Supplement (Section 3.1). Unless and until exchanged, in whole or in part, for debt securities in definitive registered form, a Global Security, may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of the successor (Section 3.5).

        The specific terms of the depository arrangement with respect to any portion of a particular series of debt securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depository arrangements.

        Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such persons having accounts with such Depositary or its nominee ("participants"). Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by TransAlta if such debt securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the Depositary for a Global Security or its nominee is the registered owner of the Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

        Any payments of principal, premium, if any, and interest on Global Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. None of TransAlta, the Trustee or any paying agent for debt securities represented by the Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Corporation expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        If a Depositary for a Global Security representing a particular series of debt securities is at any time unwilling or unable or no longer qualified to continue as depository and a successor depository is not appointed by TransAlta within 90 days, the Corporation will issue debt securities of such series in definitive form in exchange for a Global Security representing such series of debt securities. Further, if an Event of Default under the Indenture occurs and is continuing, debt securities of a series in definitive form will be printed and delivered. In addition, the Corporation may at any time and in its sole discretion determine not to have debt securities of a series represented by a Global Security and, in such event, will issue debt securities of a series in definitive form in exchange for all of the Global Securities representing the series of debt securities (Section 3.5).

Definitions

        The Indenture contains, among others, definitions substantially to the following effect:

"Attributable Amount" means with respect to any sale and leaseback transaction (as defined herein), as at the time of determination, the present value (discounted at the rate of interest set forth or implicit in the terms of such lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction.

"Consolidated Net Tangible Assets" means all consolidated assets of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, less the aggregate of the following amounts reflected upon such balance sheet:

  (a)
  all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

  (b)
  to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset;

  (c)
  minority interests;

  (d)
  current liabilities; and

  (e)
  assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred, and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with those assets (including the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Non-Recourse Debt is limited.

"Consolidated Shareholders' Equity" means, without duplication, the aggregate amount of shareholders' equity (including, without limitation, common share capital, preferred share capital, contributed surplus and retained earnings) of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, adjusted by the amount by which common share capital, preferred share capital and contributed surplus has been increased or decreased (as the case may be) from the date of such balance sheet to the relevant date of determination, in accordance with Generally Accepted Accounting Principles, together with the aggregate principal amount of obligations of the Corporation in respect of Preferred Securities.

"Financial Instrument Obligations" means obligations arising under:

  (a)
  any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

  (b)
  any currency swap agreement, cross currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof entered into or guaranteed by the Corporation where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

  (c)
  any agreement for the making or taking of any commodity (including natural gas, oil or electricity), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity;

to the extent of the net amount due or accruing due by the Corporation thereunder (determined by marking-to-market the same in accordance with their terms).

"Generally Accepted Accounting Principles" means generally accepted accounting principles which are in effect from time to time in Canada.

"Indebtedness" means all items of indebtedness in respect of any amounts borrowed (including obligations with respect to bankers' acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments) and all Purchase Money Obligations which, in accordance with Generally Accepted Accounting Principles, would be recorded in the financial statements as at the date as of which Indebtedness is to be determined, and in any event including, without duplication:

  (a)
  obligations secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed; and

  (b)
  guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent liabilities in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them.

"Material Subsidiary" means, at any time, a Subsidiary:

  (a)
  the total assets of which represent more than 10% of the total assets of the Corporation determined on a consolidated basis as shown in the most recent audited consolidated balance sheet of the Corporation; or

  (b)
  the total revenues of which represent more than 10% of the total revenues of the Corporation determined on a consolidated basis as shown in the consolidated income statement of the Corporation for the four most recent fiscal quarters of the Corporation.

"Non-Recourse Debt" means any Indebtedness incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such Indebtedness, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such Indebtedness or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings) to the assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets so created, developed, constructed or acquired (including the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

"Permitted Encumbrance" means any of the following:

  (a)
  any Security Interest existing as of the date of the first issuance by the Corporation of debt securities issued pursuant to the Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance;

  (b)
  any Security Interest created, incurred or assumed to secure any Purchase Money Obligation;

  (c)
  any Security Interest created, incurred or assumed to secure any Non-Recourse Debt;

  (d)
  any Security Interest in favour of any Wholly-owned Subsidiary;

  (e)
  any Security Interest on property of a corporation or its Subsidiaries which Security Interest exists at the time such corporation is merged into, or amalgamated or consolidated with the Corporation or such property is otherwise directly or indirectly acquired by the Corporation, other than a Security Interest incurred in contemplation of such merger, amalgamation, consolidation or acquisition;

  (f)
  any Security Interest securing any Indebtedness to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

  (g)
  any Security Interest on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations;

  (h)
  certain Security Interests in respect of liens or other encumbrances, not related to the borrowing of money, incurred or arising by operation of law or in the ordinary course of business;

  (i)
  any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided the extension, renewal, alteration or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed, altered or replaced (plus improvements on such property) and the principal amount of the Indebtedness secured thereby is not increased; and

  (j)
  any other Security Interest if the aggregate amount of Indebtedness secured pursuant to this clause (j) (together with the Attributable Amount of any sale and leaseback) does not exceed 20% of Consolidated Net Tangible Assets.

"Preferred Securities" means securities which on the date of issue thereof by a person:

  (a)
  have a term to maturity of more than 30 years;

  (b)
  rank subordinate to the unsecured and unsubordinated Indebtedness of such person outstanding on such date;

  (c)
  entitle such person to defer the payment of interest thereon for more than four years without thereby causing an event of default in respect of such securities to occur; and

  (d)
  entitle such person to satisfy the obligation to make payments of deferred interest thereon from the proceeds of the issuance of its shares.

"Purchase Money Obligation" means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals, alterations or replacements of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal, alteration or replacement is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon.

"Security Interest" means any mortgage, charge, pledge, lien, encumbrance, assignment by way of security, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, which secures payment or performance of an obligation.

"Subsidiary" means, in relation to a person:

  (a)
  any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by the person or one or more of its Subsidiaries, or the person and one or more of its Subsidiaries;

  (b)
  any partnership of which the person or one or more of its Subsidiaries, or the person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of a limited partnership, or is a partner that has authority to bind the partnership, in all other cases; or

  (c)
  any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the first mentioned person or one or more of its Subsidiaries, or the first mentioned person and one or more of its Subsidiaries.

"Wholly-owned Subsidiary" means any Subsidiary that the Corporation directly or indirectly beneficially owns 100% of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such Subsidiary or owns, directly or indirectly, 100% of the income, capital, beneficial or ownership interests (however designated) thereof.

Covenants

        The Indenture contains covenants substantially to the following effect:

Negative Pledge

        So long as any debt securities remain outstanding the Corporation and its Subsidiaries will not create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over its or their respective assets (present or future) in respect of any Indebtedness of any person unless, in the opinion of legal counsel to the Corporation or the Trustee, the obligations of the Corporation in respect of all debt securities then outstanding shall be secured equally and rateably therewith (Section 10.12).

Restriction on Sales and Leasebacks

        The Corporation will not, and will not permit any Subsidiary to, enter into any sale and leaseback transaction unless the Corporation and its Subsidiaries comply with this restrictive covenant. A "sale and leaseback transaction" generally is an arrangement between the Corporation or any Subsidiary and a bank, insurance company or other lender or investor where the Corporation or any Subsidiary lease real or personal property which was or will be sold by the Corporation or any Subsidiary to that lender or investor. The Corporation can comply with this restrictive covenant if it meets either of the following conditions:

  (a)
  the sale and leaseback transaction is entered into prior to, concurrently with or within 270 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the property; or

  (b)
  the Corporation or its Subsidiaries could otherwise grant a Security Interest on the property as a Permitted Encumbrance described in "— Negative Pledge" (Section 10.10).

Mergers, Consolidations, Amalgamations and Sale of Assets

        The Corporation will not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person (the "Successor"), whether by reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, or otherwise, unless:

  (a)
  the Successor expressly assumes all of the covenants and obligations of the Corporation under the Indenture and the transaction otherwise meets all of the requirements of the Indenture;

  (b)
  the entity formed by or continuing from such consolidation or amalgamation or into which the Corporation is merged or with which the Corporation enters into such arrangement or the person which acquires or leases all or substantially all of the Corporation's properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof; and

  (c)
  immediately before and after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing (Section 8.1).

        If, as a result of any such transaction, any of the properties or assets of the Corporation or its Subsidiaries become subject to a Security Interest, then, unless such Security Interest could be created pursuant to the Indenture provisions described under "Negative Pledge" above without equally and rateably securing debt securities, the Corporation, simultaneously with or prior to such transaction, will cause any debt securities of the Corporation then outstanding to be secured equally and rateably with or prior to the Indebtedness secured by such Security Interest (Section 8.4).

        In addition to the above conditions, such transaction will, to the satisfaction of the Trustee, substantially preserve and not impair any of the rights and powers of the Trustee or of the security holders. Also, no condition or event will exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor will become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default under the Indenture.

Payment of Additional Amounts

        Unless otherwise specified in an applicable Prospectus Supplement, TransAlta will, subject to the exceptions and limitations set forth below, pay to the holder of any debt security who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such debt security, after deduction or withholding by TransAlta or any of its paying agents for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, "Canadian Taxes") upon or as a result of such payment, will not be less than the amount provided in such debt security or in such coupon to be then due and payable (and TransAlta will remit the full amount withheld to the relevant authority in accordance with applicable law). However, TransAlta will not be required to make any payment of additional amounts:

  (a)
  to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person not dealing at arm's length with TransAlta (within the meaning of the Income Tax Act (Canada));

  (b)
  to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of any series of debt securities or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

  (c)
  for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the holder of such debt security or coupon for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the holder's failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of; any such taxes, assessment or charge;

  (d)
  for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

  (e)
  for or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person on a debt security if such payment can be made to such person without such withholding by at least one other paying agent the identity of which is provided to such person;

  (f)
  for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a debt security; or

  (g)
  for any combination of items (a), (b), (c), (d), (e) and (f);

nor will additional amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such debt security (Section 10.5).

        The Corporation will furnish to the holders of the debt securities, within 30 days after the date of the payment of any Canadian Taxes is due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

        Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof (Section 10.5).

Redemption

        If and to the extent specified in an applicable Prospectus Supplement, the debt securities of a series will be subject to redemption at the time or times specified therein, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice. Notice of redemption of the debt securities of such series will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption (Section 11.4).

Provision of Financial Information

        TransAlta will file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which TransAlta is required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act. Notwithstanding that TransAlta may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, TransAlta will continue to provide the Trustee (a) within 140 days after the end of each fiscal year, the information required to be contained in annual reports on Form 20-F or Form 40-F as applicable (or any successor form); and (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, consist of such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not TransAlta has any of its securities listed on such exchange. Such information will be prepared in accordance with Canadian disclosure requirements and Canadian GAAP (Section 7.5).

Events of Default

        Unless otherwise specified in the Prospectus Supplement relating to a particular series of debt securities, the following events are defined in the Indenture as "Events of Default" with respect to debt securities of any series: (a) the failure of the Corporation to pay when due the principal of or premium (if any) on any debt securities; (b) the failure of the Corporation, continuing for 30 days, to pay any interest due on any debt securities; (c) the breach or violation of any covenant or condition (other than as referred to in (a) and (b) above), which continues for a period of 60 days after notice from the Trustee or from holders of at least 25% in principal amount of all outstanding debt securities of any series affected thereby (or such longer period as may be agreed to by the Trustee); (d) the failure of the Corporation or any Subsidiary to pay when due (after giving effect to any applicable grace periods) any amount owing in respect of any Indebtedness other than Non-Recourse Debt, of the Corporation or any Subsidiary otherwise defaults in connection with such Indebtedness, and if such Indebtedness has not matured it shall have been accelerated, provided that the aggregate principal amount of such Indebtedness is in excess of the greater of US$75 million and 3% of Consolidated Shareholders' Equity; (e) the taking or entry of certain judgments or decrees against the Corporation or any Material Subsidiary for the payment of money in excess of the greater of US$75 million and 3% of Consolidated Shareholders' Equity, in the aggregate, if the Corporation or any such Material Subsidiary, as the case may be, fails to file an appeal or, if the Corporation or such Material Subsidiary, as the case may be does file an appeal, that judgment or decree is not and does not remain vacated, discharged or stayed as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization involving the Corporation or a Material Subsidiary; or (g) any other Event of Default provided with respect to debt securities of that series.

        If an Event of Default occurs and is continuing with respect to any series of debt securities, then and in every such case the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such affected series may, subject to any subordination provisions thereof; declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of such series and all interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to any series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to the Corporation and the Trustee under certain circumstances (which include payment or deposit with the Trustee of outstanding principal, premium and interest, unless the Prospectus Supplement applicable to an issue of debt securities otherwise provides), may rescind and annul such acceleration (Section 5.2).

        Reference is made to the Prospectus Supplement relating to each series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of any Event of Default and the continuation hereof.

        The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity (Section 6.2). Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of all series affected by such Event of Default (Section 5.12).

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series affected by such Event of Default, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series affected by such Event of Default have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 5.7). However, such limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security (Section 5.8).

        The Corporation will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Corporation, to the best of their knowledge, is in compliance with all conditions and covenants of the Indenture and, if not, specifying all such known defaults (Section 10.4).

Modification and Waiver

        Modifications and amendments of the Indenture may be made by the Corporation and the Trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series: (1) change the stated maturity of the principal of; or any instalment of interest, if any, on any debt security; (2) reduce the principal amount of; or the premium, if any, or the rate of interest, if any, on any debt security; (3) change the place of payment; (4) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security; (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; (6) adversely affect any right to convert or exchange any debt security; (7) reduce the percentage of principal amount of outstanding debt securities of such series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (8) reduce the voting or quorum requirements relating to meetings of holders of debt securities; or (9) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture (Section 9.2). In addition, any amendment to, or waiver of; the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of debt securities will require the consent of holders of at least 75% in aggregate principal amount of such debt securities then outstanding.

        The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Indenture (Section 10.13). The holders of a majority in principal amount of outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series (Section 5.13). The Indenture or the debt securities may be amended or supplemented, without the consent of any holder of debt securities, to cure any ambiguity or inconsistency or to make any change that does not have an adverse effect on the rights of any holder of debt securities (Section 9.1).

Defeasance

        The Indenture provides that, at its option, TransAlta will be discharged from any and all obligations in respect of the outstanding debt securities of any series upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding debt securities of such series ("Defeasance") (except with respect to the authentication, transfer, exchange or replacement of debt securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if among other things (1) TransAlta has delivered to the Trustee an opinion of counsel in the United States stating that (a) TransAlta has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (2) TransAlta has delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency ("CRA") to the effect that the holders of such outstanding debt securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding debt securities of such series include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) TransAlta is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) TransAlta has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and (6) other customary conditions precedent are satisfied, TransAlta may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if TransAlta meets the conditions described in the preceding sentence at the time TransAlta exercises the Defeasance option.

        The Indenture provides that, at its option, unless and until TransAlta has exercised its Defeasance option described in the preceding paragraph, TransAlta may omit to comply with covenants, including the covenants described above under the heading "Covenants", and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding debt securities upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding debt securities ("Covenant Defeasance"). If TransAlta exercises its Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the Events of Default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things, (1) TransAlta has delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (2) TransAlta has delivered to the Trustee an opinion of counsel in Canada or a ruling from the CRA to the effect that the holders of such outstanding debt securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding debt securities include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) TransAlta is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) TransAlta has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and (6) other customary conditions precedent are satisfied (Article 14).

Consent to Jurisdiction and Service

        Under the Indenture, TransAlta irrevocably appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent for service of process in any suit or proceeding arising out of or relating to the debt securities or the Indenture and for actions brought under federal or state securities laws in any federal or state court located in the City of New York, and irrevocably submits to such jurisdiction (Section 1.13).

Governing Law

        The debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

PRIOR SALES

        We issued the following Securities during the 12-month period prior to the date of this Prospectus:

  1.
  on November 5, 2009, we issued 18,656,800 common shares for aggregate consideration of approximately $412.5 million; and

  2.
  on November 18, 2009, we completed an offering of US$500 million senior notes maturing in 2015 and bearing an interest rate of 4.75%; and

  3.
  on March 12, 2010, we completed our offering of US$300 million senior notes maturing in 2040 and bearing an interest rate of 6.50%.

        For additional information on previously issued Securities, see our consolidated financial statements as at and for the year ended December 31, 2009 and our unaudited consolidated financial statements as at and for the three and nine month periods ended September 30, 2010, all of which have been incorporated by reference herein.

        We have not issued any First Preferred Shares, Warrants or Subscription Receipts during the 12-month period prior to the date of this Prospectus.

 MARKET FOR COMMON SHARES

        Our Common Shares are listed and traded on the TSX under the symbol "TA" and on the NYSE under the symbol "TAC". The following tables set forth certain trading information for our Common Shares during the periods indicated as reported by the TSX and the NYSE. For additional trading information relating to our Common Shares, see "Market for Securities" in our Annual Information Form.

	TSX
Period	Common Share Price ($) High	Common Share Price ($) Low	Volume
2009
September	22.22	20.61	13,392,244
October	22.05	20.10	12,836,564
November	22.23	20.04	19,249,898
December	23.65	21.51	15,714,132
2010
January	23.98	22.06	12,926,828
February	24.00	21.62	10,623,554
March	23.35	22.00	19,248,855
April	22.93	20.54	17,663,924
May	21.09	19.55	16,062,435
June	21.67	19.60	17,881,262
July	21.12	19.70	9,290,865
August	21.50	20.26	14,098,678
September	22.05	21.20	16,199,764
October	22.24	20.31	11,286,417
November (1-5)	21.19	20.12	4,534,662

	NYSE
Period	Common Share Price (US$) High	Common Share Price (US$) Low	Volume
2009
September	20.73	18.71	852,979
October	21.31	18.61	839,229
November	21.23	18.55	689,140
December	22.72	20.34	816,653
2010
January	23.30	20.63	783,952
February	23.02	19.99	1,111,778
March	22.87	21.03	892,880
April	22.92	20.27	934,805
May	20.80	17.60	1,404,494
June	21.21	18.45	1,420,998
July	20.44	18.44	1,031,087
August	21.18	19.32	1,171,515
September	21.56	20.08	977,756
October	21.83	19.82	875,074
November (1-5)	21.16	19.91	101,560

 CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada of the acquisition, ownership and disposition of any Securities offered thereunder.

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada acquiring any Securities offered thereunder, including whether the payments of dividends on Common Shares or First Preferred Shares or payments of principal, premium, if any, and interest on debt securities will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable any such consequences relating to debt securities payable in a currency other than the U.S. dollars, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

        The Corporation may sell the Securities to or through underwriters or dealers and also may sell the Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

        The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds the gross proceeds paid by the underwriter, dealer or agent to us and the price at which the Securities will be offered and sold may vary as between purchasers during the distribution period.

        In connection with the sale of the Securities, underwriters may receive compensation from the Corporation or from purchasers of the Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters and any commissions received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

        The Prospectus Supplement relating to each series of the Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Corporation, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters with respect to each series sold to or through underwriters will be named in the Prospectus Supplement relating to such series.

        In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

        Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the securities legislation of each of the provinces of Canada or under the U.S. Securities Act.

        Each series of the Securities (other than Common Shares) will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

RISK FACTORS

        Prospective purchasers of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement before purchasing the Securities offered hereby. Information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus, including the Annual MD&A under the heading "Risk Factors" and "Risk Management", the Annual Information Form under the heading "Risk Factors" and the management's discussion and analysis of financial conditions and results of operations as at and for the three and nine month periods ended September 30, 2010 under the heading "2010 Outlook". See "Documents Incorporated by Reference".

LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon for the Corporation by McCarthy Tétrault LLP, Calgary, Alberta, Canada, and certain legal matters relating to United States law in connection with the offering of Securities will be passed upon for the Corporation by Latham & Watkins LLP, New York, New York. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS

        The audited comparative consolidated financial statements of the Corporation as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, the notes thereto, and the auditor's report on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Ernst & Young LLP, Chartered Accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INTEREST OF EXPERTS

        The partners and associates of McCarthy Tétrault LLP and Latham & Watkins LLP as a group beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC either separately or as exhibits to the registration statement on Form F-10 of which this Prospectus forms a part: the documents listed herein under "Documents Incorporated by Reference" and "Certain Available Information"; the consent of Ernst & Young LLP, Chartered Accountants; certain powers of attorney; the Rights Plan Agreement; and appointment of agent for service of process and undertaking on Form F-X.

 ENFORCEMENT OF CIVIL LIABILITIES

        The Corporation is a corporation existing under the laws of Canada, and the majority of its assets and operations are located, and the majority of its revenues are derived, outside the United States. The Corporation has appointed its U.S. subsidiary TransAlta Centralia Generation LLC, Centralia, Washington, as its agent to receive service of process in the United States in connection with any investigations or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Corporation in a United States court arising from any offering made under this Prospectus. However, it may not be possible for investors to enforce outside the United States judgments against the Corporation obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Corporation are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

 CONSENT OF ERNST & YOUNG LLP

        We consent to the reference to our firm under the caption "Interests of Experts" in the Annual Information Form dated February 24, 2010 which is incorporated by reference in the Registration Statement on Form F-10 and related base shelf prospectus of TransAlta Corporation (the "Corporation"), relating to the registration of Common Shares, First Preferred Shares, Warrants to purchase Common Shares, First Preferred Shares or other securities, Subscription Receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share, or Debt Securities, up to an aggregate initial offering price of US$1,000,000,000 filed with the United States Securities and Exchange Commission on November 8, 2010 (the "Prospectus") and to the incorporation by reference therein of our report dated February 23, 2010 with respect to the consolidated financial statements of the Corporation for the year ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009 included in the Corporation's Annual Report to Shareholders, filed with the United States Securities and Exchange Commission.

        We also consent to the use, through incorporation by reference, in the above mentioned Prospectus of our report to the Board of Directors of the Corporation with respect to the Reconciliation to United States Generally Accepted Accounting Principles as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009. Our report is dated February 23, 2010.

Calgary, Canada November 8, 2010	(Signed) Ernst & Young LLP Chartered Accountants

 PART II — INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

        The Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. In addition, the Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if the individual does not fulfill the conditions in (a) and (b) below. The Registrant may not indemnify an individual unless the individual (a) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The Registrant may with the approval of a court, indemnify an individual referred to above, or advance money's for the cost, charges and expenses of a proceeding, in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as described above against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, an individual is entitled to indemnity from the Registrant in respect of costs, charges and expenses, reasonably incurred by the individual in the defence of any civil, criminal, administrative or other proceeding to which the individual is subject because of the individuals association with the Registrant or other entity referred to above, if the individual seeking indemnity was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and if the individual fulfills the conditions set out in (a) and (b) above.

        A by-law of the Registrant provides that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the Canada Business Corporation Act ("CBCA") or otherwise by law.

        The Registrant maintains a directors' and officers' liability policy which provides coverage to the Registrant for all directors' and officers' related claims, losses and cost in any year, subject to policy limits and deductibles.

        The Registrant has entered into indemnification agreements with each of its officers and directors pursuant to which they are indemnified to the fullest extent permitted by the CBCA. Pursuant to the terms of these agreements the Registrant maintains errors and omissions insurance for its officers and directors while they remain an officer or director and for a period of 10 years thereafter.

        The Registrant expects that any underwriting agreement pursuant to which it sells securities covered by this Registration Statement will contain provisions under which the Registrant will indemnity the underwriters, their directors, officers, controlling persons and other persons from various liabilities including liabilities under the Securities Act of 1933, as amended.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

II-1

 EXHIBITS

Exhibit 4.1	Renewal Annual Information Form of TransAlta Corporation, dated February 24, 2010, for the year ended December 31, 2009 (incorporated by reference to exhibit 13.1 to TransAlta Corporation's Form 40-F filed on February 24, 2010, File No. 001-15214).
Exhibit 4.2
Audited Consolidated Financial Statements of TransAlta Corporation, for the years ended December 31, 2009 and 2008 together with the related notes thereto and the auditors' reports thereon (incorporated by reference to exhibit 13.3 to TransAlta Corporation's Form 40-F filed on February 24, 2010, File No. 001-15214).
Exhibit 4.3
Registrant's audited supplemental note entitled "Reconciliation to United States Generally Accepted Accounting Principles" as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, together with the related notes thereto and the reports of the auditors thereon (incorporated by reference to Exhibit 13.4 to Registrant's Form 40-F filed on February 24, 2010, File No. 001-15214).
Exhibit 4.4
Management's Discussion and Analysis for the fiscal year ended December 31, 2009 (incorporated by reference to exhibit 13.2 to TransAlta Corporation's Form 40-F filed on February 24, 2010, File No. 001-15214).
Exhibit 4.5	Management proxy/information circular dated March 11, 2009 (incorporated by reference to exhibit 99.1 to TransAlta Corporation's Form 6-K filed effective March 11, 2010, File No. 001-15214).
Exhibit 4.6
Unaudited Consolidated Interim Financial Statements of TransAlta Corporation, as at and for the three and nine month period ended September 30, 2010 (incorporated by reference to exhibit 13.1 to TransAlta Corporation's Form 6-K filed on October 29, 2010, File No. 001-15214).
Exhibit 4.7
Reconciliation to United States Generally Accepted Accounting Principles of the unaudited consolidated financial statements as at and for the three and nine month period ended September 30, 2010 (incorporated by reference to exhibit 13.3 to TransAlta Corporation's Form 6-K filed on October 29, 2010, File No. 001-15214).
Exhibit 4.8
Management's Discussion and Analysis for the three and nine month period ended September 30, 2010 (incorporated by reference to exhibit 13.2 to TransAlta Corporation's Form 6-K filed on October 29, 2010, File No. 001-15214).
Exhibit 4.9
Shareholder Rights Plan Agreement amended and restated as of April 29, 2010 between TransAlta Corporation and CIBC Mellon Trust Company as rights agent (incorporated by reference to exhibit 4.1 to TransAlta Corporation's Form 6-K filed on May 4, 2010, File No. 001-15214).
Exhibit 5.1	Consent of Ernst & Young LLP.
Exhibit 6.1	Power of Attorney (included on Page III-2 of this Registration Statement).
Exhibit 7.1
Indenture between TransAlta Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, dated as of June 25, 2002 (incorporated by reference to exhibit 1 to TransAlta Corporation's Form 6-K filed on June 26, 2002, File No. 001-15214).
Exhibit 7.2
Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to exhibit 7.2 to TransAlta Corporation's Registration Statement on Amendment No. 1 to Form F-10, dated as of May 14, 2002, File No. 333-87762).

II-2

 PART III — UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on November 8, 2010.

TRANSALTA CORPORATION (Registrant)
By:	/s/ MARYSE C. ST.-LAURENT Name: Maryse C. St.-Laurent Title: Vice-President & Corporate Secretary

III-2

 POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Stephen G. Snyder and Brett Gellner, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his on their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities as of November 8, 2010.

Signature	Title
/s/ STEPHEN G. SNYDER Stephen G. Snyder	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ BRETT GELLNER Brett Gellner	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM D. ANDERSON William D. Anderson	Director
/s/ STEPHEN L. BAUM Stephen L. Baum	Director
/s/ TIMOTHY W. FAITHFULL Timothy W. Faithfull	Director
/s/ GORDON D. GIFFIN Gordon D. Giffin	Director
/s/ C. KENT JESPERSEN C. Kent Jespersen	Director

III-3

Signature	Title
/s/ MICHAEL M. KANOVSKY Michael M. Kanovsky	Director
/s/ DONNA SOBLE KAUFMAN Donna Soble Kaufman	Director
/s/ GORDON S. LACKENBAUER Gordon S. Lackenbauer	Director
/s/ KAREN E. MAIDMENT Karen E. Maidment	Director
/s/ MARTHA C. PIPER Martha C. Piper	Director

III-4

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in their capacity as the duly Authorized Representative of the Registrant in the United States on November 8, 2010.

TRANSALTA CENTRALIA GENERATION LLC
By:	/s/ LORI SCHMITT Name: Lori Schmitt Title: Secretary

III-5

 INDEX TO EXHIBITS

Exhibit 4.1	Renewal Annual Information Form of TransAlta Corporation, dated February 24, 2010, for the year ended December 31, 2009 (incorporated by reference to exhibit 13.1 to TransAlta Corporation's Form 40-F filed on February 24, 2010, File No. 001-15214).
Exhibit 4.2
Audited Consolidated Financial Statements of TransAlta Corporation, for the years ended December 31, 2009 and 2008 together with the related notes thereto and the auditors' reports thereon (incorporated by reference to exhibit 13.3 to TransAlta Corporation's Form 40-F filed on February 24, 2010, File No. 001-15214).
Exhibit 4.3
Registrant's audited supplemental note entitled "Reconciliation to United States Generally Accepted Accounting Principles" as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, together with the related notes thereto and the reports of the auditors thereon (incorporated by reference to Exhibit 13.4 to Registrant's Form 40-F filed on February 24, 2010, File No. 001-15214).
Exhibit 4.4
Management's Discussion and Analysis for the fiscal year ended December 31, 2009 (incorporated by reference to exhibit 13.2 to TransAlta Corporation's Form 40-F filed on February 24, 2010, File No. 001-15214).
Exhibit 4.5	Management proxy/information circular dated March 11, 2009 (incorporated by reference to exhibit 99.1 to TransAlta Corporation's Form 6-K filed effective March 11, 2010, File No. 001-15214).
Exhibit 4.6
Unaudited Consolidated Interim Financial Statements of TransAlta Corporation, as at and for the three and nine month period ended September 30, 2010 (incorporated by reference to exhibit 13.1 to TransAlta Corporation's Form 6-K filed on October 29, 2010, File No. 001-15214).
Exhibit 4.7
Reconciliation to United States Generally Accepted Accounting Principles of the unaudited consolidated financial statements as at and for the three and nine month period ended September 30, 2010 (incorporated by reference to exhibit 13.3 to TransAlta Corporation's Form 6-K filed on October 29, 2010, File No. 001-15214).
Exhibit 4.8
Management's Discussion and Analysis for the three and nine month period ended September 30, 2010 (incorporated by reference to exhibit 13.2 to TransAlta Corporation's Form 6-K filed on October 29, 2010, File No. 001-15214).
Exhibit 4.9
Shareholder Rights Plan Agreement amended and restated as of April 29, 2010 between TransAlta Corporation and CIBC Mellon Trust Company as rights agent (incorporated by reference to exhibit 4.1 to TransAlta Corporation's Form 6-K filed on May 4, 2010, File No. 001-15214).
Exhibit 5.1	Consent of Ernst & Young LLP.
Exhibit 6.1	Power of Attorney (included on Page III-2 of this Registration Statement).
Exhibit 7.1
Indenture between TransAlta Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, dated as of June 25, 2002 (incorporated by reference to exhibit 1 to TransAlta Corporation's Form 6-K filed on June 26, 2002, File No. 001-15214).
Exhibit 7.2
Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to exhibit 7.2 to TransAlta Corporation's Registration Statement on Amendment No. 1 to Form F-10, dated as of May 14, 2002, File No. 333-87762).

QuickLinks

PART I — INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
DOCUMENTS INCORPORATED BY REFERENCE
CERTAIN AVAILABLE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
TRANSALTA CORPORATION
USE OF PROCEEDS
CHANGES IN CONSOLIDATED CAPITALIZATION
EARNINGS COVERAGE RATIOS
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF WARRANTS
DESCRIPTION OF SUBSCRIPTION RECEIPTS
DESCRIPTION OF DEBT SECURITIES
PRIOR SALES
MARKET FOR COMMON SHARES
CERTAIN INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
RISK FACTORS
LEGAL MATTERS
EXPERTS
INTEREST OF EXPERTS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
ENFORCEMENT OF CIVIL LIABILITIES
CONSENT OF ERNST & YOUNG LLP
PART II — INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
INDEMNIFICATION
EXHIBITS
PART III — UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
INDEX TO EXHIBITS